UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 20, 2007

EasyLink Services International Corporation

(Exact Name of Registrant as Specified in Its Charter)

(f/k/a Internet Commerce Corporation)

Delaware	000-24996	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

6025 The Corners Parkway, Suite 100

Norcross, Georgia  30092

(Address of Principal Executive Offices)

(Zip Code)

(678) 533-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On May 3, 2007, EasyLink Services International Corporation (NASDAQ: ESIC), a Delaware corporation formerly named Internet Commerce Corporation (the “Company”), and Jets Acquisition Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire EasyLink Services Corporation (NASDAQ: EASY), a Delaware corporation (“EasyLink”), as disclosed in the Current Report on Form 8-K filed by the Company on May 9, 2007.  On August 20, 2007, pursuant to the Merger Agreement, the Merger Sub was merged with and into EasyLink, and EasyLink became a wholly-owned subsidiary of the Company.  The transaction was approved by the respective Boards of Directors and shareholders of both the Company and EasyLink.  Under the terms of the Merger Agreement, the Company paid $5.80 per share in cash in exchange for each share of Class A common stock of EasyLink, for an aggregate purchase price of approximately $67 million.

At the effective time of the Merger, each outstanding share of EasyLink Class A common stock, other than shares owned directly or indirectly by EasyLink or the Company, subject to dissenter’s rights, or subject to vesting restrictions, was canceled and converted into the right to receive $5.80 per share in cash without interest (the “Merger Consideration”).  In addition, all shares of EasyLink Class A common stock held in EasyLink’s 401(k) plan were converted into the right to receive the Merger Consideration.  EasyLink’s Class A common stock is no longer listed on The Nasdaq Capital Market.

All options to acquire shares of EasyLink Class A common stock held by directors with an exercise price per share that is less than the Merger Consideration vested immediately as of the effective time of the Merger, and holders of such options became entitled to receive an amount in cash equal to the excess of the Merger Consideration over the exercise price per share of EasyLink Class A common stock subject to the option for each share subject to the option.  All other outstanding options that were not held by a director have been replaced by the Company with a substitute option to purchase shares of the Company’s Class A common stock.  Each substitute option is subject to, and will vest and become exercisable in accordance with, comparable terms and conditions as the corresponding option that was in effect immediately prior to the closing of the Merger, except that each substitute option will be exercisable for that number of shares of the Company’s Class A common stock equal to the number of shares of EasyLink Class A common stock subject to the option that was replaced multiplied by an Exchange Ratio (as defined in the Merger Agreement).

Grants of restricted shares of EasyLink Class A common stock to certain executive officers have been converted into restricted shares of the Company’s Class A common stock equal to (i) the product of $5.80 per share and the number of shares of restricted stock held by each holder, (ii) divided by the volume weighted average price (as defined in the Merger Agreement) of the Company’s Class A common stock.  Each share of the Company’s restricted stock replacing EasyLink restricted stock will be subject to the same vesting restrictions as applied to such restricted shares of EasyLink Class A common stock immediately prior to the closing of the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on May 9, 2007, which is incorporated herein by reference.

On May 3, 2007, in order to finance the Merger, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited institutional investors (the “Purchasers”) affiliated with York Capital Management (“York Capital”), as disclosed in that Current Report on Form 8-K filed by the Company on May 9, 2007.  On July 2, 2007, in order to secure immediate bridge financing for the Merger, the Company entered into an additional Securities Purchase Agreement with the Purchasers (the “Bridge Agreement”), pursuant to which the purchasers purchased an aggregate of $10 million in principal amount of Senior Secured Convertible Notes (the “Bridge Notes) issued by the Company, as disclosed in that Current Report on Form 8-K filed by the Company on July 9, 2007.

On August 20, 2007, pursuant to the Purchase Agreement (as amended by that Amendment to the Securities Purchase Agreement dated August 20, 2007, a copy of which is attached hereto as Exhibit 99.1, with the Purchase Agreement as so amended being hereinafter referred to as the “Amended Purchase Agreement”) and the Bridge Agreement, the Company issued to the Purchasers in a private placement Series A Senior Secured Convertible Notes (the “Series A Notes”), Series B Senior Secured Convertible Notes (the “Series B Notes”), warrants to purchase shares of the Company’s Class A common stock (the “Warrants”) and additional investment rights to acquire additional notes on the same terms as the Series A Notes (the “Additional Investment Rights”), all as more fully described in the Amended Purchase Agreement and the Bridge Agreement, for an aggregate purchase price of $70,105,416.  Pursuant to the terms and conditions set forth in the Amended Purchase Agreement and the Bridge Agreement, the Purchasers purchased from the Company Series A Notes in an original aggregate principal amount of $30 million and Series B Notes in an original aggregate principal amount of $30 million.  In addition, the Purchasers converted all of the Bridge Notes into equal portions of modified Series A Notes and Series B Notes in an original principal amount of $10 million plus accrued interest.  The Series A Notes bear interest at the prime rate plus 75 basis points (0.75%) less an interest factor based on the performance of the Company’s Class A common stock, as more fully described in the Series A Notes, and interest is payable either quarterly in arrears or annually in advance at the Company’s option.  The Series B Notes bear interest at the prime rate plus 300 basis points (3.00%) less an interest factor based on the performance of the Company’s Class A common stock, as more fully described in the Series B Notes, and interest is payable either quarterly in arrears or annually in advance at the Company’s option.  Both the Series A and Series B Notes have a term of four years, are repayable in 30 equal monthly installments of principal beginning 18 months after issuance, and can be prepaid subject to a prepayment penalty of up to 25% and certain other conditions, provided that the Company must prepay a total of $5 million of the Series A Notes and $5 million of the Series B Notes prior to December 17, 2007, which prepayment will be subject only to a 12.5% prepayment penalty.  In addition, prior to August 20, 2008, the Company has the right to prepay an additional $5 million of the Series B Notes from the proceeds of certain types of asset sales, which prepayment will be subject to a 12.5% prepayment penalty.

The Warrants entitle the Purchasers to acquire an aggregate of 4,156,448 shares of the Company’s Class A common stock.  The Warrants are exercisable at a price of $3.34 per share from the closing of the Merger until the fifth anniversary of the date a registration statement covering the resale of the shares issuable upon exercise of the Warrants is declared effective by the Securities and Exchange Commission.  The Additional Investment Rights entitle the Purchasers to purchase additional notes having terms similar to the Series A Notes in an aggregate principal amount up to $10,000,000.

Under the Amended Purchase Agreement, the Company is subject to certain limitations, including limitations on its ability to incur additional debt or sell assets, make certain investments and acquisitions, grant liens and pay dividends and distributions.  The Company is also subject to financial covenants on a quarterly basis, which include minimum requirements for recurring revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and the ratio of EBITDA to interest expense.  The Amended Purchase Agreement contains certain events of default (many of which are subject to applicable cure periods), including, among others, the failure to make payments when due, defaults under other contractual obligations, change of control and noncompliance with covenants.

In connection with the issuance and sale of the securities pursuant to the Amended Purchase Agreement, the Company’s subsidiaries entered into guaranty agreements whereby each such subsidiary has guaranteed the repayment of the Series A Notes and Series B Notes and provided a senior security interest in all or substantially all of their assets as collateral to secure such guarantees.  The Company also provided a senior security interest in all or substantially all of its assets, including the pledge of its shares of capital stock in its subsidiaries.  All of the proceeds from the Amended Purchase Agreement and the Bridge Agreement were used to finance the Merger.

The foregoing description of the Amended Purchase Agreement, the Series A Notes, the Series B Notes, the Additional Investment Rights and the Warrants is qualified in its entirety by reference to the copy of the Purchase Agreement filed as Exhibit 2.3 to the Current Report on Form 8-K filed by the Company on May 9, 2007 and the forms of the remaining documents filed with the Purchase Agreement as exhibits thereto and the Amendment to the Securities Purchase Agreement filed as Exhibit 99.1 hereto, which are incorporated herein by reference.  The foregoing description of the Bridge Agreement and the Bridge Notes is qualified in its entirety by reference to the copy of the Bridge Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 9, 2007 and the forms of the remaining documents filed with the Bridge Agreement as exhibits thereto, which are incorporated herein by reference.

The Merger Agreement, the Amended Purchase Agreement, the Bridge Agreement and the exhibits and schedules thereto (collectively, the “Transaction Documents”) have been filed to provide investors and security holders with information regarding their respective terms.  They are not intended to provide any other factual, business or operational information about the parties thereto.  The representations, warranties and covenants contained in each Transaction Document were made only for purposes of such Transaction Document and as of specific dates, were solely for the benefit of the parties to such Transaction Document, and may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures:  (i) exchanged between the parties in connection with the execution of the Transaction Document, and (ii) contained in any disclosure schedules to the Transaction Document.  The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Transaction Document instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors and security holders are not third-party beneficiaries under the Transaction Documents and accordingly, investors and security holders should not rely on such representations and warranties, or any descriptions thereof, as characterizations of the actual state of facts or circumstances.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in the Company’s or EasyLink’s public disclosures.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth in Item 2.01 to this Form 8-K.

Item 8.01  Other Events.

In connection with the Merger, effective August 20, 2007, the Company has changed its corporate name from Internet Commerce Corporation to EasyLink Services International Corporation.  Further, effective August 20, 2007, the Company’s NASDAQ ticker symbol has been changed from ICCA to ESIC.

On August 20, 2007, the Company issued a press release announcing that it had consummated the transactions contemplated by the Merger Agreement and the Amended Purchase Agreement and that it had changed its corporate name to EasyLink Services International Corporation, a copy of which press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(a)      Financial statements of business acquired.

                The audited and unaudited EasyLink financial statements set forth on pages F-2 through F-38 of the Definitive Proxy Statement on Schedule 14A filed by the Company on July 17, 2007 are incorporated herein by reference.

(b)      Pro forma financial information.

                The unaudited pro forma financial statements set forth on pages F-41 through F-48 of the Definitive Proxy Statement on Schedule 14A filed by the Company on July 17, 2007 are incorporated herein by reference.

(d)      Exhibits.

99.1                           Amendment to the Securities Purchase Agreement, dated as of August 20, 2007, by and among Internet Commerce Corporation and each of the Purchasers identified on the signature pages thereto.*

99.2                           Press Release, dated August 20, 2007, issued by the Company.**

*Certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a copy of any such omitted exhibits to the Securities and Exchange Commission upon request.

**This Exhibit is being furnished, not filed, with this Current Report on Form 8-K.  Accordingly, this Exhibit will not be incorporated by reference into any other filing made by the Company with the Securities and Exchange Commission unless specifically identified therein as being incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASYLINK SERVICES INTERNATIONAL CORPORATION

	By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated: August 20, 2007